UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

(Amendment No. 1)

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-2

ALECTOR, INC.

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Alector, Inc.

131 Oyster Point Boulevard, Suite 600

South San Francisco, California 94080

AMENDMENT TO THE

PROXY STATEMENT FOR THE 2022 ANNUAL MEETING OF STOCKHOLDERS

This amendment, dated May 27, 2022, amends and supplements the proxy statement of Alector, Inc. (the “Company”) filed with the Securities and Exchange Commission on April 28, 2022 (the “Proxy Statement”). The Proxy Statement relates to the Company’s 2022 Annual Meeting of Stockholders, which is scheduled to be held June 16, 2022, at 8:00 a.m., Pacific Time (the “Annual Meeting”).

As described in the Proxy Statement, the Table of Contents includes a Questions and Answers About the Proxy Materials and the Annual Meeting (the “Q&A section”). The question entitled, Who is entitled to vote?, in the Q&A section contained a typographical error related to the number of shares of common stock outstanding as of April 20, 2022. This amendment includes an updated version of the applicable portion of such question to reflect the correct number of shares of common stock outstanding as of April 20, 2022. Except as described in this amendment, the information provided in the Proxy Statement continues to apply. If information in this amendment differs from or updates information contained in the Proxy Statement, then the information in this amendment is more current and supersedes the different information contained in the Proxy Statement. THIS AMENDMENT SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

ALECTOR, INC.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING

Who is entitled to vote?

Holders of our common stock as of the close of business on April 20, 2022, the record date for the Annual Meeting, may vote at the Annual Meeting. As of the record date, there were 82,326,922 shares of our common stock outstanding. In deciding all matters at the Annual Meeting, each stockholder will be entitled to one vote for each share of our common stock held by them on the record date. We do not have cumulative voting rights for the election of directors.